Workiva Inc. Announces Second Quarter 2024 Financial Results
•Increased Q2 2024 Subscription & Support Revenue by 18% over Q2 2023
•Total revenue of $178 million in Q2 2024, representing 15% year-over-year growth
•Achieved 31% YOY Growth of Customers with Annual Contract Value Over $300K
•Announced inaugural $100 million share repurchase program

NEW YORK - August 1, 2024 – Workiva Inc. (NYSE:WK), the world’s leading cloud platform for assured integrated reporting, today announced financial results for its second quarter ended June 30, 2024.
"In Q2, we saw a healthy improvement in the buying environment marked by broad-based demand across our entire solution portfolio" said Julie Iskow, President & Chief Executive Officer. "This demand was driven by a number of multi-solution and large contract platform deals. Whether from new logos or account expansions, we’re encouraged by our win rates, our deal sizes, and our platform wins."
"Q2 was a good quarter with 18% growth in subscription revenue and a 150 basis point year over year improvement in GAAP operating margin, which equated to a 240 basis point improvement on a Non-GAAP basis", said Jill Klindt, Chief Financial Officer. "Our strong first half performance along with improved sales momentum gives us the confidence to raise our full year total revenue guidance range to $727 million to $729 million."
Second Quarter 2024 Financial Results
•Revenue: Total revenue for the second quarter of 2024 reached $178 million, an increase of 15% from $155 million in the second quarter of 2023. Subscription and support revenue contributed $161 million, up 18% versus the second quarter of 2023. Professional services revenue was $17 million, down 8% from the second quarter of 2023.
•Gross Profit: GAAP gross profit for the second quarter of 2024 was $136 million compared with $116 million in the same quarter of 2023. GAAP gross margin was 76.8% versus 74.5% in the second quarter of 2023. Non-GAAP gross profit for the second quarter of 2024 was $139 million, an increase of 18% compared with the prior year's second quarter, and non-GAAP gross margin was 78.3% compared to 75.9% in the second quarter of 2023.
•Results from Operations: GAAP loss from operations for the second quarter of 2024 was $23 million, relatively flat compared to the same quarter in the prior year. Non-GAAP income from operations was $4 million compared with a non-GAAP loss from operations of $1 million in the second quarter of 2023.
•GAAP Net Loss: GAAP net loss for the second quarter of 2024 was $18 million compared with a net loss of $21 million for the prior year's second quarter. GAAP net loss per basic and diluted share was $0.32 compared with a net loss per basic and diluted share of $0.39 in the second quarter of 2023.
•Non-GAAP Net Income: Non-GAAP net income for the second quarter of 2024 was $9 million compared with net income of $1 million in the prior year's second quarter. Non-GAAP net income per basic share and diluted share was $0.17 and $0.16, respectively, compared with net income per basic share and diluted share of $0.02 in the second quarter of 2023.
•Liquidity: As of June 30, 2024, Workiva had cash, cash equivalents, and marketable securities totaling $741 million, compared with $814 million as of December 31, 2023. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028 and $14 million of finance lease obligations outstanding as of June 30, 2024.
Key Metrics and Recent Business Highlights
•Workiva Announces Share Repurchase Program: Workiva announced that its Board of Directors has authorized the repurchase of up to $100 million of its Class A common stock.
•Customers: Workiva had 6,147 customers as of June 30, 2024, a net increase of 287 customers from June 30, 2023.
•Revenue Retention Rate: As of June 30, 2024, Workiva's revenue retention rate (excluding add-on revenue) was 98%, and the revenue retention rate including add-on revenue was 109%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of June 30, 2024, Workiva had 1,768 customers with an annual contract value (“ACV”) of more than $100,000, up 20% from 1,470 customers at June 30, 2023. Workiva had 1,015 customers with an ACV of more than $150,000, up 23% from 823 customers in the second quarter of 2023. Workiva had 356 customers with an ACV of more than $300,000, up 31% from 272 customers in the second quarter of 2023.
Financial Outlook
As of August 1, 2024, Workiva is providing guidance as follows:
Third Quarter 2024 Guidance:
•Total revenue is expected to be in the range of $182 million to $183 million.
•GAAP loss from operations is expected to be in the range of $22 million to $21 million.
•Non-GAAP income from operations is expected to be in the range of $6.5 million to $7.5 million.
•GAAP net loss per basic share is expected to be in the range of $0.29 to $0.27.
•Non-GAAP net income per basic share is expected to be in the range of $0.22 to $0.24.
•Net income (loss) per basic share is based on 55.4 million weighted-average shares outstanding.
Full Year 2024 Guidance:
•Total revenue is expected to be in the range of $727 million to $729 million.
•GAAP loss from operations is expected to be in the range of $81 million to $79 million.
•Non-GAAP income from operations is expected to be in the range of $29 million to $31 million.
•GAAP net loss per basic share is expected to be in the range of $1.05 to $1.01.
•Non-GAAP net income per basic share is expected to be in the range of $0.94 to $0.98.
•Net income (loss) per basic share is based on 55.3 million weighted-average shares outstanding.
Share Repurchase Authorization
Workiva's Board of Directors has authorized a stock repurchase program of up to $100 million of Workiva's outstanding Class A common stock. The program has no minimum purchase commitment and no mandated end date. The repurchase is expected to be executed, subject to general business and market conditions and other investment opportunities, through open market purchases, block trades, and/or privately negotiated trades pursuant to 10b5-1 plans and other transactions in accordance with applicable securities laws. The timing and the amount of any repurchased common stock will be determined by Workiva's management based on its evaluation of market conditions and other factors. The repurchase program does not obligate Workiva to acquire any particular amount of Class A common stock and the repurchase program may be suspended or discontinued at any time at Workiva's discretion without prior notice. When shares are repurchased, they will be immediately retired by the Company.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. ET to review the Company’s financial results for the second quarter 2024, in addition to discussing the Company’s outlook for the third quarter and full year 2024, and an update to the Company's long term financial model. The webcast will be available on https://investor.workiva.com/news-events/events. An archived webcast will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.
About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Environmental, Social, and Governance (ESG), and Governance, Risk, and Compliance (GRC) together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Mike Rost		Rotha Brauntz
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(unaudited)
Revenue
Subscription and support	$160,735	$136,772	$315,714	$266,436
Professional services	16,768	18,250	37,456	38,775
Total revenue	177,503	155,022	353,170	305,211
Cost of revenue
Subscription and support (1)	27,945	25,083	55,872	49,216
Professional services (1)	13,227	14,421	26,823	28,806
Total cost of revenue	41,172	39,504	82,695	78,022
Gross profit	136,331	115,518	270,475	227,189
Operating expenses
Research and development (1)	48,408	42,697	93,903	88,488
Sales and marketing (1)	84,697	71,882	167,330	142,592
General and administrative (1)	26,375	23,627	50,674	65,638
Total operating expenses	159,480	138,206	311,907	296,718
Loss from operations	(23,149)	(22,688)	(41,432)	(69,529)
Interest income	10,336	4,535	20,791	8,252
Interest expense	(3,237)	(1,499)	(6,469)	(3,000)
Other (expense) and income, net	(45)	(439)	41	(1,379)
Loss before provision for income taxes	(16,095)	(20,091)	(27,069)	(65,656)
Provision for income taxes	1,453	819	2,166	1,404
Net loss	$(17,548)	$(20,910)	$(29,235)	$(67,060)
Net loss per common share:
Basic and diluted	$(0.32)	$(0.39)	$(0.53)	$(1.25)
Weighted-average common shares outstanding - basic and diluted	55,177,162	54,009,963	55,046,507	53,850,986

(1) Includes stock-based compensation expense as follows:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(unaudited)
Cost of revenue
Subscription and support	$1,943	$1,413	$3,544	$2,485
Professional services	763	667	1,490	1,300
Operating expenses
Research and development	5,152	4,825	9,793	9,522
Sales and marketing	8,490	6,703	16,528	13,661
General and administrative	9,054	7,002	17,054	31,684

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$267,897	$256,100
Marketable securities	472,956	557,622
Accounts receivable, net	121,359	125,193
Deferred costs	41,994	39,023
Other receivables	6,877	7,367
Prepaid expenses and other	21,307	23,631
Total current assets	932,390	1,008,936
Property and equipment, net	22,268	24,282
Operating lease right-of-use assets	10,535	12,642
Deferred costs, non-current	40,169	33,346
Goodwill	199,202	112,097
Intangible assets, net	31,533	22,892
Other assets	6,592	4,665
Total assets	$1,242,689	$1,218,860
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$8,229	$5,204
Accrued expenses and other current liabilities	113,339	97,921
Deferred revenue	384,105	380,843
Finance lease obligations	547	532
Total current liabilities	506,220	484,500
Convertible senior notes, non-current	763,672	762,455
Deferred revenue, non-current	27,694	36,177
Other long-term liabilities	221	178
Operating lease liabilities, non-current	8,856	10,890
Finance lease obligations, non-current	13,773	14,050
Total liabilities	1,320,436	1,308,250
Stockholders’ deficit
Common stock	55	54
Additional paid-in-capital	608,804	562,942
Accumulated deficit	(681,876)	(652,641)
Accumulated other comprehensive (loss) income	(4,730)	255
Total stockholders’ deficit	(77,747)	(89,390)
Total liabilities and stockholders’ deficit	$1,242,689	$1,218,860

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(unaudited)
Cash flows from operating activities
Net loss	$(17,548)	$(20,910)	$(29,235)	$(67,060)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,564	2,867	5,086	5,667
Stock-based compensation expense	25,402	20,610	48,409	58,652
Provision for (recovery of) doubtful accounts	20	(57)	(103)	49
Realized loss on sale of available-for-sale securities, net	—	147	—	708
Amortization of premiums and discounts on marketable securities, net	(3,156)	(1,572)	(6,905)	(2,600)
Amortization of issuance costs and debt discount	609	325	1,217	650
Deferred income tax	4	7	(291)	(3)
Changes in assets and liabilities:
Accounts receivable	(33,267)	(6,886)	3,680	22,477
Deferred costs	(11,599)	1,362	(10,194)	3,132
Operating lease right-of-use asset	1,172	1,268	2,598	2,563
Other receivables	4,347	(381)	4,541	(286)
Prepaid expenses	4,693	(1,705)	2,420	(7,437)
Other assets	(565)	510	(1,655)	436
Accounts payable	(1,884)	(1,088)	2,842	(881)
Deferred revenue	13,079	21,060	(4,447)	11,105
Operating lease liability	(966)	(1,207)	(1,953)	(2,379)
Accrued expenses and other liabilities	17,081	11,629	8,820	6,749
Net cash (used in) provided by operating activities	(14)	25,979	24,830	31,542
Cash flows from investing activities
Purchase of property and equipment	(108)	(639)	(311)	(837)
Purchase of marketable securities	(34,986)	(51,204)	(151,553)	(177,019)
Sale of marketable securities	—	21,339	4,609	65,052
Maturities of marketable securities	107,100	8,000	236,740	39,905
Acquisitions, net of cash acquired	(98,280)	—	(98,280)	—
Purchase of intangible assets	(41)	(40)	(72)	(119)
Net cash used in investing activities	(26,315)	(22,544)	(8,867)	(73,018)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	290	747	592	2,204
Taxes paid related to net share settlements of stock-based compensation awards	(1,640)	(1,212)	(10,251)	(8,440)
Proceeds from shares issued in connection with employee stock purchase plan	—	—	7,113	5,546
Principal payments on finance lease obligations	(132)	(125)	(261)	(249)
Net cash used in financing activities	(1,482)	(590)	(2,807)	(939)
Effect of foreign exchange rates on cash	(358)	609	(1,465)	1,157
Net (decrease) increase in cash and cash equivalents	(28,169)	3,454	11,691	(41,258)
Cash, cash equivalents and restricted cash at beginning of period	296,581	195,485	256,721	240,197
Cash, cash equivalents and restricted cash at end of period	$268,412	$198,939	$268,412	$198,939

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$267,897	$198,939	$267,897	$198,939
Restricted cash included within prepaid expenses and other at end of period	515	—	515	—
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$268,412	$198,939	$268,412	$198,939

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Gross profit, subscription and support	$132,790	$111,689	$259,842	$217,220
Add back: Stock-based compensation	1,943	1,413	3,544	2,485
Gross profit, subscription and support, non-GAAP	$134,733	$113,102	$263,386	$219,705

Gross profit, professional services	$3,541	$3,829	$10,633	$9,969
Add back: Stock-based compensation	763	667	1,490	1,300
Gross profit, professional services, non-GAAP	$4,304	$4,496	$12,123	$11,269

Gross profit	$136,331	$115,518	$270,475	$227,189
Add back: Stock-based compensation	2,706	2,080	5,034	3,785
Gross profit, non-GAAP	$139,037	$117,598	$275,509	$230,974

Cost of revenue, subscription and support	$27,945	$25,083	$55,872	$49,216
Less: Stock-based compensation	1,943	1,413	3,544	2,485
Cost of revenue, subscription and support, non-GAAP	$26,002	$23,670	$52,328	$46,731

Cost of revenue, professional services	$13,227	$14,421	$26,823	$28,806
Less: Stock-based compensation	763	667	1,490	1,300
Cost of revenue, professional services, non-GAAP	$12,464	$13,754	$25,333	$27,506

Research and development	$48,408	$42,697	$93,903	$88,488
Less: Stock-based compensation	5,152	4,825	9,793	9,522
Less: Amortization of acquisition-related intangibles	962	891	1,852	1,777
Research and development, non-GAAP	$42,294	$36,981	$82,258	$77,189

Sales and marketing	$84,697	$71,882	$167,330	$142,592
Less: Stock-based compensation	8,490	6,703	16,528	13,661
Less: Amortization of acquisition-related intangibles	413	606	825	1,207
Sales and marketing, non-GAAP	$75,794	$64,573	$149,977	$127,724

General and administrative	$26,375	$23,627	$50,674	$65,638
Less: Stock-based compensation	9,054	7,002	17,054	31,684
General and administrative, non-GAAP	$17,321	$16,625	$33,620	$33,954

Loss from operations	$(23,149)	$(22,688)	$(41,432)	$(69,529)
Add back: Stock-based compensation	25,402	20,610	48,409	58,652
Add back: Amortization of acquisition-related intangibles	1,375	1,497	2,677	2,984
Income (loss) from operations, non-GAAP	$3,628	$(581)	$9,654	$(7,893)

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net loss	$(17,548)	$(20,910)	$(29,235)	$(67,060)
Add back: Stock-based compensation	25,402	20,610	48,409	58,652
Add back: Amortization of acquisition-related intangibles	1,375	1,497	2,677	2,984
Net income (loss), non-GAAP	$9,229	$1,197	$21,851	$(5,424)

Net loss per basic and diluted share:	$(0.32)	$(0.39)	$(0.53)	$(1.25)
Add back: Stock-based compensation	0.47	0.38	0.88	1.09
Add back: Amortization of acquisition-related intangibles	0.02	0.03	0.05	0.06
Net income (loss) per basic share, non-GAAP	$0.17	$0.02	$0.40	$(0.10)
Net income (loss) per diluted share, non-GAAP	$0.16	$0.02	$0.38	$(0.10)

Weighted-average common shares outstanding - basic, non-GAAP	55,177,162	54,009,963	55,046,507	53,850,986
Weighted-average common shares outstanding - diluted, non-GAAP	56,418,031	55,793,636	57,260,662	53,850,986

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending September 30, 2024			Year ending December 31, 2024

Loss from operations, GAAP range	$(22,000)	-	$(21,000)	$(81,000)	-	$(79,000)
Add back: Stock-based compensation	26,600		26,600	103,500		103,500
Add back: Amortization of acquisition-related intangibles	1,900		1,900	6,500		6,500
Income from operations, non-GAAP range	$6,500	-	$7,500	$29,000	-	$31,000

Net loss per share, GAAP range	$(0.29)	-	$(0.27)	$(1.05)	-	$(1.01)
Add back: Stock-based compensation	0.48		0.48	1.87		1.87
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.12		0.12
Net income per share, non-GAAP range	$0.22	-	$0.24	$0.94	-	$0.98

Weighted-average common shares outstanding - basic	55,400,000		55,400,000	55,300,000		55,300,000